Contact:

Paul G. Henning
Cameron Associates
212 554 5462
phenning@cameronassoc.com


   Tarpon Will Not Exercise its Right to Appeal AMEX Delisting Determination;

                Plans to Have Its Securities Quoted on the OTC-BB

MARYSVILLE, MI----November 6, 2007 --- Tarpon Industries Inc., (AMEX:TPO) today announced that in an October 31, 2007 letter from the American Stock Exchange
(AMEX), the AMEX listing qualifications staff had determined to initiate delisting proceedings against the company due to the company's inability to maintain compliance with certain AMEX continued listing requirements pursuant to the AMEX Company Guide Section 1009.

Notwithstanding the (i) Company's recent shut down of its Canadian subsidiary which has been responsible for more than half of the Company's operating losses, the (ii) recent restructuring of the Company's senior debt, and the (iii) recent 100% payoff of the Company's secured Steelbank debt, the AMEX determination was made after the company had failed to regain compliance with the continued listing standards by the September 30, 2007 deadline and following the staff's review of the company's previously submitted plan of compliance and subsequent public filings. Tarpon had previously shown progress and had been granted extensions since the first due date in 2006. Specifically, the AMEX staff has determined that the company was not in compliance with Section 1003(a)(iv) of the AMEX Company Guide in that it has sustained substantial losses in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the AMEX, as to whether the company will be able to continue operations and meet its obligations as they mature.

Tarpon's Board of Directors has decided not to exercise the Tarpon's right to appeal the staff's delisting determination and, consequently, will not contest the delisting of its securities from AMEX which delisting will become effective on November 7, 2007. Tarpon anticipates that its stock will continue to trade on AMEX for a short period beyond such date. Thereafter, Tarpon will seek to have its stock quoted on the OTC Bulletin Board under a new stock symbol. There can be no assurance this transition will occur by November 14, 2007 or that the company's securities will, in fact, be quoted on the OTC-BB. In the event the company is unable to move it securities to the OTC-BB, they may be moved to and trading on the Pink Sheets. At an appropriate time in the future, Tarpon may seek to qualify for an exchange listing. In addition, Tarpon proposes to change its name to reflect its current focus, which will be the subject of a later press release.

James W. Bradshaw, CEO, stated: "We are very encouraged by the recent progress the Company has made in connection with reducing debt, divesting of our unprofitable subsidiary, and growing our profitable SpaceRak(TM) division. Continued support from our Lenders and the recently announced new senior hires to bolster our SpaceRak(TM) division validates that enthusiasm. While disappointed that AMEX regulations precluded further extensions of time to complete our turnaround, we look forward to the next and new stages for our shareholders."

Tarpon Industries, Inc.

Tarpon Industries, Inc. manufactures and sells engineered steel storage rack systems and structural and mechanical steel tubing. The company's mission is to become a larger and more significant manufacturer and distributor of steel storage rack systems and related products. For more information, please visit Tarpon's website at www.tarponind.com

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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